Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of McKesson Corporation, a Delaware corporation, does hereby constitute and appoint Lori A. Schechter and John G. Saia such undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such undersigned and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3, relating to the offer and sale of common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units, and any and all amendments (including post-effective amendments) to such registration statement (and any registration statement pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

/s/ John H. Hammergren	/s/ M. Christine Jacobs
John H. Hammergren Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	M. Christine Jacobs Director

/s/ James A. Beer	/s/ Donald R. Knauss
James A. Beer Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Donald R. Knauss Director

/s/ Erin M. Lampert	/s/ Marie L. Knowles
Erin M. Lampert Senior Vice President and Controller (Principal Accounting Officer)	Marie L. Knowles Director

/s/ Andy D. Bryant	/s/ Wayne A. Budd
Andy D. Bryant Director	Wayne A. Budd Director

/s/ Edward A. Mueller	/s/ N. Anthony Coles, M.D.
Edward A. Mueller Director	N. Anthony Coles, M.D. Director

/s/ Susan R. Salka
Susan R. Salka Director

Dated: July 27, 2016